UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Peabody Energy Corporation (“Peabody”) continues to address the challenges of the current industry environment by pursuing aggressive actions with respect to its three core priorities: operational, financial and portfolio. Within the financial area, Peabody has dual objectives of preserving liquidity and reducing debt. Peabody continues to evaluate ways to balance these objectives, including potential debt exchanges and buybacks. As previously disclosed, in connection with this evaluation, Peabody has entered into non-disclosure agreements with certain debt holders concerning potential interest in issuing new debt securities and exchanging and repurchasing debt securities (the “Transaction Discussions”).

Recently, the Transaction Discussions have focused on one or more exchanges (the “Proposed Exchanges”) with respect to Peabody’s 6.00% Senior Notes due 2018 (the “2018 Notes”), 6.50% Senior Notes due 2020 (the “2020 Notes”), 6.25% Senior Notes due 2021 (the “2021 Notes”), 7.875% Senior Notes due 2026 (the “2026 Notes”) and 10.00% Senior Secured Second Lien Notes due 2022 (the “Second Lien Notes” and, collectively with the 2018 Notes, the 2020 Notes, the 2021 Notes and the 2026 Notes, the “Existing Notes”). The Proposed Exchanges contemplate the exchange of the Existing Notes for cash and/or debt securities to be issued by Peabody and/or a subsidiary of Peabody that does not guarantee any of Peabody’s existing debt.

Additionally, Peabody has engaged in discussions with one of the first lien lenders under its senior secured credit agreement (the “Credit Agreement”) regarding, among other things, the Proposed Exchanges. Peabody indicated that its preference was to pursue liability management transactions such as the Proposed Exchanges, while the lender expressed its concern that Peabody was not pursuing an in-court restructuring. Peabody and the lender also discussed Peabody’s continued compliance with its covenants under the Credit Facility. If Peabody experiences or expects to experience a financial covenant breach or other default, it could request an amendment to, or waiver of, the covenant from its lenders. If Peabody is unable to obtain waivers from its lenders, Peabody would be in default under the Credit Agreement and certain of its other debt arrangements and the debt owed under such agreements could be accelerated.

Peabody expects to have further discussions with holders of its outstanding indebtedness as it continues to explore alternatives. Peabody’s multiple objectives through its discussions include preserving liquidity, reducing leverage, lowering interest expense and extending maturities, while taking into account the timing of a transaction and other factors.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Peabody’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 29, 2016	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary